UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On March 16, 2016, Williams-Sonoma, Inc. (the “Company”) issued a press release announcing the Company’s financial results for its fourth fiscal quarter and fiscal year ended January 31, 2016. A copy of the Company’s press release is attached as Exhibit 99.1. The attached exhibit is provided under Item 2.02 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 8.01.	Other Events

On March 16, 2016, the Company issued a press release announcing that its Board of Directors authorized a new $500 million stock repurchase program and a 6% increase in the Company’s quarterly cash dividend. A copy of the Company’s press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	List of Exhibits:

99.1	Press Release dated March 16, 2016 titled Williams-Sonoma, Inc. announces fourth quarter and fiscal year 2015 results; FY 15 net revenues grow 5.9% with diluted EPS of $3.37; Authorizes $500 million stock repurchase program and 6% dividend increase; Reiterates long-term outlook and provides financial guidance for fiscal year 2016

99.2	Press Release dated March 16, 2016 titled Williams-Sonoma, Inc. announces $500 million stock repurchase authorization and 6% dividend increase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: March 16, 2016	By:	/s/ Julie P. Whalen
Julie P. Whalen Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated March 16, 2016 titled Williams-Sonoma, Inc. announces fourth quarter and fiscal year 2015 results; FY 15 net revenues grow 5.9% with diluted EPS of $3.37; Authorizes $500 million stock repurchase program and 6% dividend increase; Reiterates long-term outlook and provides financial guidance for fiscal year 2016

99.2	Press Release dated March 16, 2016 titled Williams-Sonoma, Inc. announces $500 million stock repurchase authorization and 6% dividend increase

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